UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 9, 2008

NEWTECH RESOURCES LTD.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-33255 (Commission File Number)	98-0342217 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Address of principal executive offices)

(604) 602-1717

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

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(d)       Effective April 9, 2008, the board of directors of Newtech Resources Ltd. (the “Company”) appointed Kurt Dalmata as a member of the board of directors of the Company to serve until the Company’s next annual shareholders meeting.

Since 1992 Mr. Dalmata has been an independent consultant in Zurich, Switzerland. He specializes in mergers and acquisitions, corporate finance, private equity, strategic and financial advisory, and project management. Prior to his current occupation, he was the Executive VP of Finance of the Siber Hegner Group, and international trading house with 1,700 employees. Prior to that he was an Associate Director of then UBS (Securities) Ltd., the London-based investment bank of UBS. He has over thirty years of experience working in various capacities in the banking and corporate sectors.

Mr. Dalmata obtained a Doctorate in Law from Vienna University in 1974 and an MBA from INSEAD, Fontainebleau, France, in 1976.

The appointment of Mr. Dalmata to the Company’s board of directors was not based on any prior understanding or arrangement.

The Company has not at this time determined if Mr. Dalmata will serve on any standing committee.

There are no family relationships among Mr. Dalmata and the other member of the board of directors.

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SIGNATURE

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Newtech Resources Ltd.

By: /s/ Nora Coccaro	April 14, 2008

Name: Nora Coccaro

Title: Chief Executive Officer